UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2013
U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-34530 (Commission File Number)	76-0586680 (I.R.S. Employer Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4105
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On May 15, 2013, as part of its regular review of the corporate governance policies of U.S. Concrete, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company adopted and approved an amendment to the Company’s Code of Ethics for its Chief Executive Officer and Senior Financial Officers (the “Code”). The Code is the Company’s written code of ethics satisfying the requirements of Item 406 of Regulation S-K. The only amendment to the Code is the addition of a specific reference to the Company’s Related Party Transaction Policy. The Code as amended will be posted as soon as practicable on the Company’s website at www.us-concrete.com.

In addition, on May 15, 2013, the Board also approved a new Code of Ethics and Business Conduct (the “Code of Ethics”), which applies to directors, officers and employees of the Company and its operating units. The new Code of Ethics supersedes the Company’s prior Code of Ethics and Business Conduct and covers topics such as compliance with laws, confidentiality, fair dealing, use of Company property, insider trading, conflicts of interest, and political and charitable contributions, among others. The Code of Ethics clarifies, amends or adds certain provisions to the prior Code of Ethics and Business Conduct, including compliance, public communications, insider trading, hedging transactions, additional trading restrictions on directors and officers, conflicts of interest, gifts and entertainment, anti-corruption laws and bribery, economic sanctions and boycotts, anti-money laundering and terrorist financing, equal employment opportunity and anti-harassment, and health, safety and the environment. The Code of Ethics will be posted as soon as practicable on the Company’s website at www.us-concrete.com.

The foregoing descriptions of the Code and the Code of Ethics are subject to and qualified in their entirety by reference to the full text of the Code and Code of Ethics, copies of which are filed as Exhibits 14.1 and 14.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.05.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2013 annual meeting of stockholders (the “Annual Meeting”) on May 15, 2013. At the Annual Meeting, there were 11,301,094 shares of common stock of the Company present in person or by proxy and entitled to vote. The Company’s stockholders were asked to vote on the following five proposals, each of which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2013 (the “Proxy Statement”): (1) the election of seven directors, (2) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2013, (3) the approval of the Company’s Long Term Incentive Plan, (4) advisory approval of executive compensation and (5) advisory vote on the frequency of future advisory votes on executive compensation.

Proposal #1 – Election of Directors. The stockholders elected the seven nominees listed below to hold office until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the following vote:

Nominee	For	Withhold	Broker Non-Votes
Eugene I. Davis	7,617,509	1,723,748	1,959,837
William J. Sandbrook	9,321,874	19,383	1,959,837
Kurt M. Cellar	9,312,207	29,050	1,959,837
Michael D. Lundin	9,311,207	30,050	1,959,837
Robert M. Rayner	9,320,874	20,383	1,959,837
Colin M. Sutherland	9,311,207	30,050	1,959,837
Theodore P. Rossi	9,311,207	30,050	1,959,837

Proposal #2 – Ratification of Grant Thornton LLP. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2013, by the following vote:

For	Against	Abstentions	Broker Non-Votes
11,275,467	25,527	100	0

Proposal #3 – Approval of the U.S. Concrete, Inc. Long Term Incentive Plan. The stockholders approved the Company’s Long Term Incentive Plan by the following vote:

For	Against	Abstentions	Broker Non-Votes
8,643,676	696,543	1,038	1,959,837

Proposal #4 – Advisory Approval of Executive Compensation. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement by the following vote:

For	Against	Abstentions	Broker Non-Votes
9,217,515	120,646	3,096	1,959,837

Proposal #5– Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. The stockholders approved, on a non-binding advisory basis, holding future advisory votes on the Company’s executive compensation every year by the following vote:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
9,189,872	6,473	118,594	26,318	0

In light of the advisory stockholder vote as to how frequently the Company should include a stockholder vote on executive compensation in its proxy materials, the Board of Directors has decided that future advisory votes on executive compensation will be held every year until the next vote on the frequency of stockholder votes on executive compensation.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
14.1 14.2	2013 U.S. Concrete, Inc. Code of Ethics for Chief Executive Officer and Senior Financial Officers 2013 U.S. Concrete, Inc. Code of Ethics and Business Conduct

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: May 16, 2013                By: ___/s/ William J. Sandbrook_____________________
Name: William J. Sandbrook
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit
14.1	2013 U.S. Concrete, Inc. Code of Ethics for Chief Executive Officer and Senior Financial Officers

14.2	2013 U.S. Concrete, Inc. Code of Ethics and Business Conduct